UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 22, 2004


                                ESSEX CORPORATION
             (Exact name of Registrant as specified in its charter)

Commission File No.  0-10772

         Virginia                                                   54-0846569
(State or other jurisdiction of                          (IRS Employer ID No.)
incorporation or organization)

         9150 Guilford Road
         Columbia, Maryland                                         21046-2306
(Address of principal executive office)                             (Zip Code)

Registrant's telephone number, including area code:             (301) 939-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                                ESSEX CORPORATION





ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The Company's bylaws provide that its fiscal year end is determined by resolution of the board of directors. On December 22, 2004, the Board of Directors approved changing Essex's financial reporting to calendar year end and quarterly reporting. Historically, Essex closed its fiscal year on the last Sunday in December and each fiscal quarter had ninety-one days. This change is effective for fiscal year end 2004 and will add the five days from December 27 to December 31, inclusive, to fiscal 2004 results.

This change is relatively minor and is not significant for comparative purposes. As a result, there is no requirement under SEC rules to file a separate transition period report or intention to restate prior periods. Calendar reporting is more commonly used by industry peers and the Company believes this change will eliminate potential confusion about the periods for which the Company is reporting and the due dates for such reports.




                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ESSEX CORPORATION



                                   /S/ LEONARD E. MOODISPAW
                                   --------------------------------------------
DATE:  December 22, 2004           Leonard E. Moodispaw
                                   President and Chief Executive Officer